SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) October 3, 2000
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5. OTHER EVENTS

      On January 17, 2001, a news release was issued on the subject of fourth quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Annual Report on Form 10-K. the following is the fourth quarter earnings release for GM, and their subsidiary Hughes Electronics Corporation's (Hughes) earnings release dated January 16, 2001.

                   GM NET INCOME FOR 2000 TOTALS $5.0 BILLION
                CALENDAR-YEAR REVENUES HIT RECORD $183.3 BILLION
                   FOURTH QUARTER EARNINGS TOTAL $609 MILLION

     DETROIT -- General Motors Corp. (NYSE: GM) today reported that it earned $5.0 billion, or $8.58 diluted earnings per share, in calendar year 2000 - excluding special items - on record revenues of $183.3 billion. Revenues were up nearly four percent from 1999 and exceeded the previous record of $176.6 billion in 1999.

     For the fourth quarter of 2000, GM earned $609 million, or $1.15 diluted earnings per share, excluding special items. That was down about 51 percent from strong year-ago results because of the decline in Europe and losses at GM's affiliate Isuzu.

     "GM had another good year despite the extremely competitive global market and fourth-quarter slowdown," Chairman John F. "Jack" Smith Jr. said. "Earnings were the second-best in GM history and revenues set a record. As we enter a more challenging period, GM's taking tough actions to reduce structural costs, realign capacity and pursue growth opportunities to generate consistently strong results."

                              CALENDAR YEAR RESULTS

     Calendar-year-2000 income of $5.0 billion, or $8.58 per share, on revenue of $183.3 billion compares with record annual earnings of $5.7 billion, or $8.62 per share, and revenue of $176.6 billion in 1999, all excluding special items.

     Including special items, calendar-year-2000 net income totaled $4.5 billion, or $6.68 per share, on revenue of $184.6 billion. The special items, totaling an unfavorable $520 million, or $1.90 per share, relate to the previously announced gain on the sale of the Hughes satellite-manufacturing business to Boeing, and costs related to actions to improve GM's competitiveness in its core automotive business. These initiatives include the phase out of Oldsmobile, planned capacity reductions in Europe, and volume reductions and production changes in North America (see Highlights).

     Record industry sales in the United States led to income of $4.4 billion for GM North America in 2000. GMAC had record net income for the second consecutive year, totaling $1.6 billion in 2000, marking the sixth consecutive year of earnings growth. The improved performance resulted primarily from the expansion of its mortgage business and other growth initiatives.

                             FOURTH-QUARTER RESULTS

     Fourth-quarter income was $609 million, or $1.15 per share, compared with $1.3 billion, or $1.95 per share, in the fourth quarter of 1999, excluding special items. Including the special items, fourth-quarter net income was $89 million, or a loss of $1.16 per share (The EPS loss is due to the apportionment of earnings between GM's two classes of common stock. See Highlights). This compares with net income of $1.1 billion, or $1.86 per share, in the fourth quarter of 1999.

     GM announced in December a series of significant initiatives intended to strengthen its competitiveness and better focus its resources on key growth activities. These actions included the phase out of the Oldsmobile Division; planned discontinuation of passenger-car production in Luton, England; North American volume reductions and production changes; and 10-percent reductions in salaried and contract employment levels in North America and Europe.

     "These were difficult decisions, but necessary to position General Motors to compete in increasingly competitive market conditions," said Rick Wagoner, president and chief executive officer. "While we hope that the recent industry slowdowns in North America and Europe will prove to be a temporary correction, we believe that strong actions are required to help us more effectively compete in the marketplace and achieve improved performance in the future."

     In North America, GM's fourth-quarter earnings of $1.0 billion were about the same as in 1999, excluding special items, with lower volumes and strong pricing pressures partially offset by favorable product mix and continued cost reductions.

     "Operating lean and fast is becoming an element of our culture, rather that just a reaction to the industry's inevitable down cycles," Wagoner added.

     Results in Europe, a loss of $463 million, were adversely affected by a slowdown in vehicle sales in the fourth quarter that was more severe than anticipated, continued pricing pressures, unfavorable product mix, country mix, and one-time factors.

     "Our fourth-quarter performance in Europe was unacceptable," Wagoner said. "We are taking major steps to improve operating performance, including the introduction of innovative new products; improving capacity utilization; intensifying overall cost reduction; and aggressively pursuing synergies with our alliance partners in purchasing, powertrain activities, product development, and other important areas."

     Results for GM's Latin America/Africa/Mid-East (LAAM) and Asia-Pacific regions declined from the prior-year period. While volume was up, LAAM had a loss of $16 million as performance was affected by unfavorable product mix, the start-up of the new Celta assembly plant in Brazil, and inflation-driven costs not fully recovered in price. Asia-Pacific's loss of $107 million reflected primarily the losses at GM affiliate Isuzu Motors Ltd.

     GMAC's fourth-quarter 2000 net income improved by more than 11 percent to $409 million, up from $367 million in the fourth quarter of 1999. The increase was driven primarily by improvements in the mortgage and insurance businesses. The mortgage business was particularly strong due to continued growth in both the domestic market and new initiatives of its international operations.

     Hughes' net loss of $74 million in the fourth quarter of 2000 compares with a loss of $61 million in the fourth quarter of 1999, excluding special items. The earnings decline was related primarily to the up-front costs for DIRECTV growth initiatives, and the revenue and profit decline resulting from the sale of its satellite-manufacturing business. Hughes added 695,000 net new DIRECTV subscribers in the fourth quarter of 2000, bringing the total subscriber base to
10.8 million.

                                  LOOKING AHEAD

     General Motors expects U.S. vehicle sales will moderate from 2000's record of 17.8 million units to a level ranging between 16 million to 16.5 million units. Although the industry entered the first quarter on a downward track, economic growth is expected to improve later in the year.

     Previously announced production cuts are expected to impact first quarter results, with the current expectation that a marginal profit will be achieved. For the calendar year, while there are considerable uncertainties in the economic environment, GM is comfortable with the current financial analysts' consensus earnings forecast of approximately $4.25 per share.

     "We remain intently focused on innovative new products," Wagoner said. "Product is the all-important driver of success, and I am pleased that we have a number of major vehicle introductions worldwide this year. And, we're combining that with an enhanced focus on our cost structure to assure that we meet our consumer value expectations and our shareholders' earnings expectations."

     Among key products coming to North America this year are the all new Chevrolet Trailblazer, GMC Envoy and Oldsmobile Bravada midsize SUVs, the industry-first Chevrolet Avalanche and Cadillac Escalade EXT, Buick's Rendezvous and Saturn's first SUV, the VUE. Equally important are key technologies such as the all-new Vortec 4200 in-line six-cylinder engine, QuadraSteer four-wheel steering system, Versatrak all-wheel-drive system, and GM's OnStar system, which is now installed in more than 1 million vehicles.

     In Europe,  the all-new Opel  Speedster,  new Corsa and Zafira  models,  an
Astra   convertible,   the  Vivaro  and  Combo  commercial  vans,  and  improved
availability of diesel engines are important factors.

     In Latin America, new local entries include the Chevrolet Zafira and Grand Vitara, along with the Brazilian-built Celta introduced late last year.

     In China, Buick's new compact family car, the Sail, is the third distinct model GM has introduced in that important growth market. The Zafira was recently introduced in Asia and is produced at GM's Thailand plant for the Asian market, and for export to other regions. GM and Suzuki will begin production in September of a small Chevrolet 4x4 lifestyle vehicle at Suzuki's Kosai plant in Japan. The vehicle will initially be sold in Japan and Australia.

                                 PROFIT SHARING

     As a result of the profits generated in 2000 by GM's operations in the United States, profit-sharing payments of approximately $800 will be made in 2001 to approximately 147,000 of GM's represented employees in the United States who worked the entire year. This is the seventh consecutive year that profit-sharing payments have been made to U.S. employees.


                                        # # #


   In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.


                                   * * * * * *

     HIGHLIGHTS - Q4 Adjusted for Special Items
     (Dollars in Millions Except Per Share Amounts)



                                                 Three Months Ended
                                                  December 31, 2000
                                               ---------------------
                                                 Net
                                                Income      EPS (A)
                                               ---------   ---------

     Reported                                      $89      $(1.16)(B)

     Special Charges:
     Phase-out of Oldsmobile                      (939)      (1.68)
     GMNA Capacity Reduction                      (294)      (0.53)
     GME Capacity Reduction                       (419)      (0.75)
     Hughes Satellite System Gain                1,132        0.65
                                                 -----       -----

       Adjusted                                   $609       $1.15
                                                 =====       =====



                                                 Three Months Ended
                                                  December 31, 1999
                                               ---------------------
                                                 Net
                                                Income      EPS (A)
                                               ---------   ---------

     Reported                                   $1,145       $1.86

     Special Charges:
     Postemployment Benefits                       553        0.86
     Termination Benefits                          (90)      (0.14)
     Hourly Retiree Benefits                      (408)      (0.63)
     Hughes Wireless Business                     (165)      (0.18)
                                                 -----       -----
       Adjusted                                 $1,255       $1.95
                                                 =====       =====

     (A) GM $1-2/3 par value earnings per share attributable to common stock assuming dilution
     (B) Although reported net income is positive, EPS is negative due to the attribution of Hughes earnings for purposes of calculating GM $1-2/3 par value EPS. 100% of Hughes net income is included in reported net income, but only 32.6% of Hughes net income is included in the Q4 2000 calculation of earnings per share attributable to GM $1-2/3 par value stock.

     HIGHLIGHTS - List of Special Items-After Tax by Quarter
     Impact on Net Income
     (Dollars in Millions)

      During the fourth quarter of calendar year 2000, GM made the following announcements:
      - To phase out the Oldsmobile division as the current model lineup product
        lifecycles come to an end, or until the models are no longer economically viable.
      - To implement the previously announced actions to convert and reduce production at the following plants: Oklahoma City, OK; Delta Engine, Lansing, MI; Spring Hill, TN; and Wilmington, DE.
      - To reduce production capacity at GME including the restructuring of Vauxhall Motors' manufacturing operations in the UK.
      - The   completion   of  the  sale  of  its  Hughes   satellite   systems
        manufacturing businesses to the Boeing Company for $3.8 billion in cash.

                        Three Months Ended December 31, 2000
                        ------------------------------------
                                                               Total
                           GMNA               GME     Hughes    ACO
                  ------------------------   ------   ------  -------
                  Phase-out                           Satel.
                      of        Capacity     Capacity System
                  Oldsmobile    Reduction    Reduct.  Gain
                  ------------------------   ------   -----   -------
     Postemployment
       Benefits       $-       $(294)        $(108)      $-    $(402)
     Underperforming
       Assets       (356)          -          (231)       -     (587)
     Payments to
       Dealers and
       Others       (583)          -           (80)       -     (663)
                     ---         ---           ---      ---   ------
     Total
       Automotive   (939)       (294)         (419)       -   (1,652)
     Hughes Gain       -           -             -    1,132    1,132
                     ---         ---           ---    -----    -----
     Total         $(939)      $(294)        $(419)  $1,132    $(520)
                     ===         ===           ===    =====    =====

     Postemployment  benefits  represent  liabilities for termination and other postemployment benefits associated with the reductions in production capacity in GMNA and GME. The GMNA charge relates to approximately 4,000 U.S. employees at the four plants mentioned above. This action will reduce production capacity by approximately 376,000 engines per year and 127,000 vehicles per year. The GME charge primarily relates to approximately 2,000 employees at the Luton assembly plant. This action will reduce production capacity by approximately 270,000 vehicles per year.

     Underperforming assets represent the write-down of impaired long-lived assets, principally tooling and equipment on operating leases, recorded pursuant to GM's policy for the evaluation of long-lived assets.

     Payments to dealers and others represent transition assistance to be paid to Oldsmobile dealers, increased sales incentives on Oldsmobile vehicles, and cancellation charges to be paid to suppliers incurred as a result of certain GME restructuring actions.

     GM's net of tax cash requirements relating to the above GMNA and GME charges are expected to total approximately $1.2 billion, with anticipated spending of approximately 50% in 2001, 24% in 2002 and the remainder being spent thereafter.

     HIGHLIGHTS - List of Special Items-After Tax by Quarter
     Impact on Net Income
     (Dollars in Millions)


                           Three Months Ended December 31, 1999
                           ------------------------------------
                                               Total          Total
                       GMNA    Hughes  Other    ACO   GMAC    Corp.
                       ------  ------  -----   -----  -----   -----

     Postemployment
       Benefits        $553       $-      $-   $553     $-    $553
     Termination
       Benefits         (39)       -     (35)   (74)   (16)    (90)
     Hourly Retiree
       Benefits        (257)       -    (151)  (408)     -    (408)
     Hughes Wireless
       Business           -     (165)      -   (165)     -    (165)
                        ---      ---     ---    ---    ---     ---
     Total             $257    $(165)  $(186)  $(94)  $(16)  $(110)
                        ===      ===     ===    ===    ===     ===

     Postemployment benefits are related to the reversal of a liability for benefits payable to excess U.S. hourly employees.

     Termination benefits are related to a U.S. salaried early retirement program. Approximately 1,700 people (100 executives) elected participation in this program.

     Hourly Retiree benefits are related to the benefit increase granted to hourly retirees in connection with the 1999 UAW agreement.

     The Hughes Wireless business charge is related to Hughes' decision to discontinue certain of its wireless manufacturing operations at Hughes Network Systems.

     HIGHLIGHTS - Q4 Summary Financial Highlights


                                                 Three Months Ended
                                                    December 31,
                                               ---------------------
                                                      Adjusted
                                                   2000       1999
                                                ---------  ---------

     Total net sales and revenues
       (Dollars in billions)                       $45.0     $46.3
                                                  ------    ------
     Consolidated net income
       (Dollars in millions)                        $609    $1,255
     .............................................................
     Earnings Per Share Attributable to Common Stocks Assuming
     Dilution

       $1-2/3 par value                            $1.15     $1.95
       Class H                                    $(0.08)   $(0.07)(1)
     .............................................................
     Return on net assets (RONA) for continuing
     operations on a four quarter rolling average
     excluding Hughes                               11.1%      13.8%
     .............................................................
     Total Cash (Dollars in billions)(2)           $13.3      $14.4
     .............................................................


                                                 Net profit margins
                                                 Three Months Ended
                                                    December 31,
                                                --------------------
                                                       Adjusted
                                                   2000        1999
                                                 ---------  ---------

     GM North America (GMNA)                         3.6%       3.5%
     GM Europe (GME)                                (7.7%)      0.5%
     GM Latin America/Africa/Mid-East (GMLAAM)      (1.1%)      1.4%
     GM Asia/Pacific (GMAP)                        (10.7%)     (2.4%)

       Total GM Automotive (GMA)                     1.1%       2.8%

     Hughes                                         (3.4%)     (2.8%)

       Total Automotive, Communications
         Services, and Other Operations              0.5%       2.2%

     GMAC                                            6.5%       6.9%

     Consolidated net income                         1.4%       2.7%


     (1) The 1999 earnings per share amount attributable to the GM Class H common stock was adjusted to reflect the three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000.
     (2) Represents total cash for Automotive, Communications Services, and Other Operations which includes cash and marketable securities as well as $3.0 billion invested in short-term fixed income securities of the Corporation's Voluntary Employees' Beneficiary Association Trust.

     HIGHLIGHTS - Q4 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)



                                       Three Months Ended
                                          December 31,
                             ------------------------------------
                                       Adjusted          Adjusted
                               2000     2000(1)   1999    1999(1)
                             --------  -------  -------  --------

     Total net sales and
       revenues               $46,341 $45,001   $46,262   $46,262
                               ------  ------    ------    ------
     Consolidated net income      $89    $609    $1,145    $1,255
     .............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value         $(635)   $648    $1,196    $1,253
       Class H                   $697    $(66)     $(80)     $(27)
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $(1.14)  $1.16     $1.90     $1.99
       Class H (5)              $0.80  $(0.08)   $(0.19)   $(0.07)
     .............................................................
     Earnings Per Share Attributable to Common Stocks Assuming
     Dilution
       $1-2/3 par value        $(1.16)  $1.15     $1.86     $1.95
       Class H (5)              $0.76  $(0.08)   $(0.19)   $(0.07)
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value         $0.50             $0.50
       Class H                     $-                $-
     .............................................................
     Book Value Per Share of Common Stocks
                                          December 31,
                                   ----------------------
                                     2000         1999
                                   ---------    ---------
       $1-2/3 par value             $39.36       $27.02
       Class H (5)                   $7.87        $5.40
     .............................................................



     See footnotes beginning on page 16.



                                                       continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Segment
     (Dollars in Millions)


                                       Three Months Ended
                                       December 31, 2000
                                 ----------------------------
                                                        (1)
                                 Reported     (2)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GMNA                         $(254)   $(1,233)       $979
     GME                           (882)      (419)       (463)
     GMLAAM                         (16)         -         (16)
     GMAP                          (107)         -        (107)
                                  -----      -----       -----
       Total GMA                $(1,259)   $(1,652)       $393
     Hughes  (6)                  1,058      1,132         (74)
     Other                         (119)         -        (119)
                                  -----      -----       -----
       Total Automotive,
         Comm. Services, and
         Other Operations         $(320)     $(520)       $200

     GMAC                          $409         $-        $409
     Other                            -          -           -
                                  -----       ----       -----
       Total Financing and
       Insurance Operations        $409         $-        $409
                                  -----       ----       -----
     Consolidated Net
       Income                       $89      $(520)       $609
                                  =====       ====       =====

      Net (loss)/profit margin from
        Total GMA                  (3.6%)                  1.1%
        Consolidated net income     0.2%                   1.4%



     See footnotes beginning on page 16.


                                                         continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Segment
     (Dollars in Millions)


                                       Three Months Ended
                                       December 31, 1999
                                 ----------------------------
                                                        (1)
                                 Reported     (3)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GMNA                        $1,282       $257      $1,025
     GME                             30          -          30
     GMLAAM                          18          -          18
     GMAP                           (23)         -         (23)
                                  -----       ----       -----
       Total GMA                 $1,307       $257      $1,050
     Hughes  (6)                   (226)      (165)        (61)
     Other                         (282)      (186)        (96)
                                  -----       ----       -----
       Total Automotive,
         Comm. Services, and
         Other Operations          $799       $(94)       $893

     GMAC                          $351       $(16)       $367
     Other                           (5)         -          (5)
                                  -----       ----       -----
       Total Financing and
       Insurance Operations        $346       $(16)       $362
                                  -----       ----       -----
     Consolidated Net
       Income/(Loss)             $1,145      $(110)     $1,255
                                  =====       ====       =====

      Net profit margin from
        Total GMA                   3.4%                   2.8%
        Consolidated net income     2.5%                   2.7%


     See footnotes beginning on page 16.


                                                        continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Region
     (Dollars in Millions)



                                              Three Months Ended
                                              December 31, 2000
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $26,739  $6,043   $1,431   $1,001
                                     ------   -----    -----      ---
     Pre-tax loss                     $(604)$(1,256)    $(78)    $(47)
     Income tax (benefit)              (386)   (373)     (48)      (4)
     Equity income/(loss) and
       minority interests               (36)      1       14      (64)
                                      -----   -----    -----      ---
     Net loss                         $(254)  $(882)    $(16)   $(107)
                                      =====   =====    =====      ===

     Net loss margin                   (0.9%) (14.6%)   (1.1%) (10.7%)
     Effective income tax rate         63.9%   29.7%    61.5%    8.5%


     LESS: Special Items (2)
     -------------------
     Total net sales and revenues     $(695)     $-       $-       $-
                                      -----   -----    -----      ---
     Pre-tax (loss)                 $(1,984)  $(619)      $-       $-
     Income tax (benefit)              (751)   (200)       -        -
     Equity income/(loss) and
       minority interests                 -       -        -        -
                                      -----   -----    -----      ---
     Net (loss)                     $(1,233)  $(419)      $-       $-
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues   $27,434  $6,043   $1,431   $1,001
                                     ------   -----    -----    -----
     Pre-tax income/(loss)           $1,380   $(637)    $(78)    $(47)
     Income tax expense/(benefit)       365    (173)     (48)      (4)
     Equity income/(loss) and
       minority interests               (36)      1       14      (64)
                                      -----   -----    -----      ---
     Net income/(loss)                 $979   $(463)    $(16)   $(107)
                                      =====   =====    =====      ===

     Net profit/(loss) margin           3.6%   (7.7%)   (1.1%) (10.7%)
     Effective income tax rate         26.4%   27.2%    61.5%    8.5%



     See footnotes beginning on page 16.


                                                             continues

     HIGHLIGHTS - Q4 Adjusted for Special Items by Region
     (Dollars in Millions)



                                              Three Months Ended
                                              December 31, 1999
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $29,142  $6,556  $ 1,261    $ 941
                                     ------   -----    -----      ---
     Pre-tax income/(loss)           $1,984     $37     $(42)    $(27)
     Income tax expense/(benefit)       676      12      (50)       1
     Equity income/(loss) and
       minority interests               (26)      5       10        5
                                      -----   -----    -----      ---
     Net income/(loss)               $1,282     $30      $18     $(23)
                                      =====   =====    =====      ===

     Net profit/(loss) margin           4.4%    0.5%     1.4%   (2.4%)
     Effective income tax rate         34.1%   32.4%   119.0%   (3.7%)


     LESS: Special Items (3)
     -------------------
     Total net sales and revenues        $-     $ -      $ -      $ -
                                      -----   -----    -----      ---
     Pre-tax income                    $415      $-       $-       $-
     Income tax expense                 158       -        -        -
     Equity income/(loss) and
       minority interests                 -       -        -        -
                                      -----   -----    -----      ---
     Net income                        $257      $-       $-       $-
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues   $29,142  $6,556   $1,261     $941
                                     ------   -----    -----      ---
     Pre-tax income/(loss)           $1,569     $37     $(42)    $(27)
     Income tax expense/(benefit)       518      12      (50)       1
     Equity income/(loss) and
       minority interests               (26)      5       10        5
                                      -----   -----    -----      ---
     Net income/(loss)               $1,025     $30      $18     $(23)
                                      =====   =====    =====      ===

     Net profit/(loss) margin           3.5%    0.5%     1.4%   (2.4%)
     Effective income tax rate         33.0%   32.4%   119.0%   (3.7%)



     See footnotes beginning on page 16.


                                                                continues

     HIGHLIGHTS - Q4 Operating Information
                                      Three Months Ended
                                        December 31,
                                    ---------------------
                                       2000         1999
                                      -------      -------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars             597          704
                        Trucks           611          633
                                      ------       ------
         Total United States           1,208        1,337
       Canada and Mexico                 174          157
                                      ------       ------
           Total GM North America      1,382        1,494
                                      ------       ------
       GME                               445          497
       GMLAAM                            164          124
       GMAP                              113          109
                                      ------       ------
         Total International             722          730
                                      ------       ------
             Total Worldwide           2,104        2,224
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  185          202
                 - Trucks                383          427
       Pontiac                           127          132
       GMC                               117          134
       Buick                              83           89
       Oldsmobile                         64           70
       Saturn                             55           54
       Cadillac                           41           45
       Other                              11            8
                                      ------       ------
         Total United States           1,066        1,161
       Canada and Mexico                 167          171
                                      ------       ------
         Total GM North America        1,233        1,332
                                      ------       ------
       GME                               395          439
       GMLAAM                            161          135
       GMAP                              130          131
                                      ------       ------
         Total International             686          705
                                      ------       ------
             Total Worldwide           1,919        2,037
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           27.8%        27.9%
         Trucks                         26.9%        27.9%
           Total                        27.3%        27.9%
       Total North America              26.9%        27.5%
       Total Europe                      9.0%         9.7%
       Latin America (4)                20.8%        20.5%
       Asia and Pacific                  4.3%         4.3%
             Total Worldwide            14.7%        15.3%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             26.3%        28.1%
       % Fleet Sales - Trucks           12.4%        12.8%
       Total vehicles                   19.2%        20.2%
      ....................................................
     Days Supply of Inventory - U.S.
       Cars                              116           93
       Trucks                            132           85
      ....................................................
     Capacity Utilization %
     U.S. and Canada (2-shift rated)    86.8%        95.8%
      ....................................................
     GMNA
       Net Price (%)                    (1.7%)       (0.3%)
      ....................................................
     See footnotes beginning on page 16.
                                                continues

     HIGHLIGHTS - Q4 Other Financial Information
     (Dollars in Millions)


                                      Three Months Ended
                                        December 31,
                                   ----------------------
                                      2000         1999
                                   ---------   ----------

     Automotive, Comm. Services and
     Other Operations:
       Depreciation                   $1,404       $1,080
       Amortization of special tools     901          603
       Amortization of intangible
         assets                           99           69
                                      ------        -----
            Total                     $2,404       $1,752
                                      ======        =====
     ....................................................
     Worldwide Employment at December 31 (in 000s)
       GMNA                              212          217
       GME                                89           91
       GMLAAM                             24           23
       GMAP                               11           10
       Hughes                              9           18
       GMAC                               28           28
       Other                              13           11
                                      ------       ------
         Total                           386          398
                                      ======       ======
     ....................................................
     Worldwide Payrolls                $5,116      $5,503
     ....................................................

     (1) Adjusted amounts represent the reported amounts less the effects of special items.
     (2) Special items for fourth quarter 2000 are detailed on page 6.
     (3) Special items for fourth quarter 1999 are detailed on page 7.
     (4) Latin America excludes the Middle East and Africa.
     (5) The 1999 earnings per share and book value per share were adjusted to reflect the three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000.
     (6) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and excludes Hughes Series A Preferred Stock dividends payable to General Motors.

     HIGHLIGHTS - Year-End Adjusted for Special Items
     (Dollars in Millions Except Per Share Amounts)


                                                     Year-Ended
                                                  December 31, 2000
                                               ---------------------
                                                 Net
                                                Income     EPS (A)
                                               ---------   ---------

     Reported                                   $4,452       $6.68

     Special Charges:
     Phase-out of Oldsmobile                      (939)      (1.59)
     GMNA Capacity Reduction                      (294)      (0.50)
     GME Capacity Reduction                       (419)      (0.71)
     Hughes Satellite System Gain                1,132        0.90
                                                 -----       -----

       Adjusted                                 $4,972       $8.58
                                                 =====       =====



                                                     Year-Ended
                                                  December 31, 1999
                                               ---------------------
                                                 Net
                                                Income(B)  EPS (A)
                                               ---------   ---------

     Reported                                   $5,576       $8.53

     Special Charges:
     Postemployment Benefits                       553        0.84
     Termination Benefits                          (90)      (0.14)
     Hourly Retiree Benefits                      (408)      (0.62)
     Hughes Wireless Business                     (165)      (0.17)
                                                 -----       -----

       Adjusted                                 $5,686       $8.62
                                                 =====       =====

      (A) GM $1-2/3 par value earnings per share attributable to common stock assuming dilution
      (B) Net income from continuing operations

     HIGHLIGHTS - List of Special Items-After Tax for Calendar Year Impact on Net Income
     (Dollars in Millions)

     During the fourth quarter of calendar year 2000, GM made the following announcements:
     - To phase out the Oldsmobile division as the current model lineup product lifecycles come to an end, or until the models are no longer economically viable.
     - To implement the previously announced actions to convert and reduce production at the following plants: Oklahoma City, OK; Delta Engine, Lansing, MI; Spring Hill, TN; and Wilmington, DE.
     - To reduce production capacity at GME including the restructuring of Vauxhall Motors' manufacturing operations in the UK.
     - The   completion   of  the  sale  of  its  Hughes   satellite   systems
       manufacturing businesses to the Boeing Company for $3.8 billion in cash.

                            Year-Ended December 31, 2000
                        ------------------------------------
                                                               Total
                           GMNA               GME     Hughes    ACO
                  ------------------------   ------   ------  -------
                  Phase-out                           Satel.
                      of        Capacity     Capacity System
                  Oldsmobile    Reduction    Reduct.  Gain
                  ------------------------   ------   -----   -------
     Postemployment
       Benefits       $-       $(294)        $(108)      $-    $(402)
     Underperforming
       Assets       (356)          -          (231)       -     (587)
     Payments to
       Dealers and
       Others       (583)          -           (80)       -     (663)
                     ---         ---           ---      ---   ------
     Total
       Automotive   (939)       (294)         (419)       -   (1,652)
     Hughes Gain       -           -             -    1,132    1,132
                     ---         ---           ---    -----    -----
     Total         $(939)      $(294)        $(419)  $1,132    $(520)
                     ===         ===           ===    =====    =====

     Postemployment  benefits  represent  liabilities for termination and other postemployment benefits associated with the reductions in production capacity in GMNA and GME. The GMNA charge relates to approximately 4,000 U.S. employees at the four plants mentioned above. This action will reduce production capacity by approximately 376,000 engines per year and 127,000 vehicles per year. The GME charge primarily relates to approximately 2,000 employees at the Luton assembly plant. This action will reduce production capacity by approximately 270,000 vehicles per year.

     Underperforming assets represent the write-down of impaired long-lived assets, principally tooling and equipment on operating leases, recorded pursuant to GM's policy for the evaluation of long-lived assets.

     Payments to dealers and others represent transition assistance to be paid to Oldsmobile dealers, increased sales incentives on Oldsmobile vehicles, and cancellation charges to be paid to suppliers incurred as a result of certain GME restructuring actions.

     GM's net of tax cash requirements relating to the above GMNA and GME charges are expected to total approximately $1.2 billion, with anticipated spending of approximately 50% in 2001, 24% in 2002 and the remainder being spent thereafter.

     HIGHLIGHTS - List of Special Items-After Tax for Calendar Year Impact on Net Income
     (Dollars in Millions)


                               Year-Ended December 31, 1999
                           ------------------------------------
                                               Total          Total
                       GMNA    Hughes  Other    ACO   GMAC    Corp.
                       ------  ------  -----   -----  -----   -----

     Postemployment
       Benefits        $553       $-      $-   $553     $-    $553
     Termination
       Benefits         (39)       -     (35)   (74)   (16)    (90)
     Hourly Retiree
       Benefits        (257)       -    (151)  (408)     -    (408)
     Hughes Wireless
       Business           -     (165)      -   (165)     -    (165)
                        ---      ---     ---    ---    ---     ---
     Total             $257    $(165)  $(186)  $(94)  $(16)  $(110)
                        ===      ===     ===    ===    ===     ===


     Postemployment benefits are related to the reversal of a liability for benefits payable to excess U.S. hourly employees.

     Termination benefits are related to a U.S. salaried early retirement program. Approximately 1,700 (100 executives) people elected participation in this program.

     Hourly Retiree benefits are related to the benefit increase granted to hourly retirees in connection with the 1999 UAW agreement.

     The Hughes Wireless business charge is related to Hughes' decision to discontinue certain of its wireless manufacturing operations at Hughes Network Systems.

     HIGHLIGHTS - Year-End Summary Financial Highlights


                                                      Year-Ended
                                                      December 31,
                                               ---------------------
                                                      Adjusted
                                                   2000       1999
                                                ---------  ---------

     Total net sales and revenues
       (Dollars in billions)                      $183.3    $176.6
                                                 -------   -------
     Consolidated net income
       (Dollars in millions)                      $4,972    $5,686(3)
     .............................................................
     Earnings Per Share Attributable to Common Stocks Assuming
     Dilution

       $1-2/3 par value                            $8.58     $8.62
       Class H                                    $(0.31)   $(0.12)(1)
     .............................................................
     Return on net assets (RONA) for continuing
     operations on a four quarter rolling average
     excluding Hughes                               11.1%      13.8%
     .............................................................
     Total Cash (Dollars in billions)(2)           $13.3      $14.4
     .............................................................


                                                 Net profit margins
                                                     Year-Ended
                                                     December 31,
                                                 --------------------
                                                       Adjusted
                                                   2000        1999
                                                 ---------  ---------

     GM North America (GMNA)                         3.9%       4.1%
     GM Europe (GME)                                (1.0%)      1.6%
     GM Latin America/Africa/Mid-East (GMLAAM)       0.5%      (1.7%)
     GM Asia/Pacific (GMAP)                         (6.5%)     (6.8%)

       Total GM Automotive (GMA)                     2.7%       3.2%

     Hughes                                         (3.5%)     (1.4%)

       Total Automotive, Communications
         Services, and Other Operations              2.1%       2.6%

     GMAC                                            6.8%       7.6%

     Consolidated net income                         2.7%       3.2%


     (1) The 1999 earnings per share amount attributable to the GM Class H common stock was adjusted to reflect the three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000.
     (2) Represents total cash for Automotive, Communications Services, and Other Operations which includes cash and marketable securities as well as $3.0 billion invested in short-term fixed income securities of the Corporation's Voluntary Employees' Beneficiary Association Trust.
     (3) Net income from continuing operations.

     HIGHLIGHTS - Year Ended Financial Results
     (Dollars in Millions Except
     Per Share Amounts)


                                           Year Ended
                                          December 31,
                             ----------------------------------------
                                         Adjusted           Adjusted
                               2000       2000(1)     1999   1999(1)
                             --------     -------   ------- --------
     Total net sales and
       revenues              $184,632   $183,292   $176,558  $176,558
                              -------    -------    -------   -------
     Income from continuing
       operations              $4,452     $4,972     $5,576    $5,686
     Income from
       discontinued operations      -          -        426       426
                               ------     ------     ------    ------
     Consolidated net income   $4,452     $4,972     $6,002    $6,112
     ...............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations   $3,957     $5,072     $5,592    $5,653
       Discontinued operations      -          -        426       426
                               ------     ------     ------    ------
       $1-2/3 par value        $3,957     $5,072     $6,018    $6,079
       Class H                   $385      $(210)      $(96)     $(47)
     ...............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations    $6.80      $8.72      $8.70     $8.79
       Discontinued operations      -          -       0.66      0.66
                               ------     ------     ------    ------
       $1-2/3 par value         $6.80      $8.72      $9.36     $9.45
       Class H (5)              $0.56     ($0.31)    $(0.26)   $(0.12)
     ...............................................................
     Earnings Per Share Attributable to Common Stocks Assuming
     Dilution
       $1-2/3 par value
       Continuing operations    $6.68      $8.58      $8.53     $8.62
       Discontinued operations      -          -       0.65      0.65
                               ------     ------     ------    ------
       $1-2/3 par value         $6.68      $8.58      $9.18     $9.27
       Class H (5)              $0.55     $(0.31)    $(0.26)   $(0.12)
     ...............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value         $2.00                 $2.00
       Class H                     $-                    $-
     ...............................................................
     Book Value Per Share of Common Stocks
                                          December 31,
                                   ----------------------
                                     2000         1999
                                   ---------    ---------
       $1-2/3 par value             $39.36       $27.02
       Class H (5)                   $7.87        $5.40
     ...............................................................

     See footnotes beginning on page 27.

                                                           continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Segment (Dollars in Millions)


                                           Year Ended
                                       December 31, 2000
                                 ----------------------------
                                                        (1)
                                 Reported     (2)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GMNA                        $3,174    $(1,233)     $4,407
     GME                           (676)      (419)       (257)
     GMLAAM                          26          -          26
     GMAP                          (233)         -        (233)
                                  -----       ----       -----
       Total GMA                 $2,291    $(1,652)     $3,943
     Hughes  (6)                    829      1,132        (303)
     Other                         (281)         -        (281)
                                  -----       ----       -----
       Total Automotive,
         Comm. Services, and
         Other Operations        $2,839      $(520)     $3,359

     GMAC                        $1,602         $-      $1,602
     Other                           11          -          11
                                  -----       ----       -----
       Total Financing and
       Insurance Operations      $1,613         $-      $1,613
                                  -----       ----       -----
     Income from continuing
       operations                $4,452      $(520)     $4,972
                                  -----       ----       -----
     Consolidated Net Income     $4,452      $(520)     $4,972
                                  =====       ====       =====

     Net profit margin from
        Total GMA                   1.6%                   2.7%
        Income from continuing
          operations                2.4%                   2.7%



     See footnotes beginning on page 27.



                                                         continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Segment (Dollars in Millions)


                                           Year Ended
                                       December 31, 1999
                                 ----------------------------
                                                        (1)
                                 Reported     (3)     Adjusted
                                 Income     Special    Income
                                 (Loss)      Items     (Loss)
                                 -------    -------   --------
     GMNA                        $4,857       $257      $4,600
     GME                            423          -         423
     GMLAAM                         (81)         -         (81)
     GMAP                          (218)         -        (218)
                                  -----       ----       -----
       Total GMA                 $4,981       $257      $4,724
     Hughes  (6)                   (270)      (165)       (105)
     Other                         (669)      (186)       (483)
                                  -----       ----       -----
       Total Automotive,
         Comm. Services, and
         Other Operations        $4,042       $(94)     $4,136

     GMAC                        $1,527       $(16)     $1,543
     Other                            7          -           7
                                  -----       ----       -----
       Total Financing and
       Insurance Operations      $1,534       $(16)     $1,550
                                  -----       ----       -----
     Income/(loss) from
       continuing operations     $5,576      $(110)     $5,686
     Income from discontinued
       operations                   426          -         426
                                  -----       ----       -----
     Consolidated Net
       Income/(Loss)             $6,002      $(110)     $6,112
                                  =====       ====       =====

     Net profit margin from
        Total GMA                   3.4%                   3.2%
        Income from continuing
          operations                3.2%                   3.2%



     See footnotes beginning on page 27.



                                                           continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Region
     (Dollars in Millions)


                                                  Year Ended
                                              December 31, 2000
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues  $112,723 $25,358   $5,713   $3,606
                                    -------  ------    -----    -----
     Pre-tax income/(loss)           $4,464   $(894)   $(155)    $(21)
     Income tax expense/(benefit)     1,218    (209)    (122)      17
     Equity income/(loss) and
       minority interests               (72)      9       59     (195)
                                     ------   -----    -----      ---
     Net income/(loss)               $3,174   $(676)     $26    $(233)
                                     ======   =====    =====      ===

     Net profit/(loss) margin           2.8%   (2.7%)    0.5%   (6.5%)
     Effective income tax rate         27.3%   23.4%    78.7%  (81.0%)


     LESS: Special Items (2)
     -------------------
     Total net sales and revenues     $(695)     $-       $-       $-
                                      -----   -----    -----      ---
     Pre-tax (loss)                 $(1,984)  $(619)      $-       $-
     Income tax (benefit)              (751)   (200)       -        -
     Equity income/(loss) and
       minority interests                 -       -        -        -
                                      -----   -----    -----      ---
     Net (loss)                     $(1,233)  $(419)      $-       $-
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues  $113,418 $25,358   $5,713   $3,606
                                    -------  ------    -----    -----
     Pre-tax income/(loss)           $6,448   $(275)   $(155)    $(21)
     Income tax expense/(benefit)     1,969      (9)    (122)      17
     Equity income/(loss) and
       minority interests               (72)      9       59     (195)
                                      -----   -----    -----      ---
     Net income/(loss)               $4,407   $(257)     $26    $(233)
                                      =====   =====    =====      ===

     Net profit/(loss) margin           3.9%   (1.0%)    0.5%   (6.5%)
     Effective income tax rate         30.5%    3.3%    78.7%  (81.0%)



     See footnotes beginning on page 27.


                                                             continues

     HIGHLIGHTS - Year Ended Adjusted for Special Items by Region
     (Dollars in Millions)


                                                  Year Ended
                                              December 31, 1999
                                      -------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues  $111,935 $26,225   $4,709   $3,187
                                    -------  ------    -----    -----
     Pre-tax income/(loss)           $7,248    $642    $(266)    $(76)
     Income tax expense/(benefit)     2,361     220     (156)      (7)
     Equity income/(loss) and
       minority interests               (30)      1       29     (149)
                                      -----   -----    -----      ---
     Net income/(loss)               $4,857    $423     $(81)   $(218)
                                      =====   =====    =====      ===

     Net profit/(loss) margin           4.3%    1.6%    (1.7%)  (6.8%)
     Effective income tax rate         32.6%   34.3%    58.6%    9.2%


     LESS: Special Items (3)
     -------------------
     Total net sales and revenues       $ -     $ -      $ -      $ -
                                      -----   -----    -----      ---
     Pre-tax income                    $415      $-       $-       $-
     Income tax expense                 158       -        -        -
     Equity income/(loss) and
       minority interests                 -       -        -        -
                                      -----   -----    -----      ---
     Net income                        $257      $-       $-       $-
                                      =====   =====    =====      ===

     Adjusted (1)
     --------
     Total net sales and revenues  $111,935 $26,225   $4,709   $3,187
                                    -------  ------    -----    -----
     Pre-tax income/(loss)           $6,833    $642    $(266)    $(76)
     Income tax expense/(benefit)     2,203     220     (156)      (7)
     Equity income/(loss) and
       minority interests               (30)      1       29     (149)
                                      -----   -----    -----      ---
     Net income/(loss)               $4,600    $423     $(81)   $(218)
                                      =====   =====    =====      ===

     Net profit/(loss) margin           4.1%    1.6%    (1.7%)  (6.8%)
     Effective income tax rate         32.2%   34.3%    58.6%    9.2%



     See footnotes beginning on page 27.


                                                             continues

     HIGHLIGHTS - Year Ended Operating Information

                                         Year Ended
                                         December 31,
                                   ----------------------
                                      2000         1999
                                   ---------   ----------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars           2,514        2,620
                        Trucks         2,517        2,587
                                      ------       ------
         Total United States           5,031        5,207
       Canada and Mexico                 744          667
                                      ------       ------
           Total GM North America      5,775        5,874
                                      ------       ------
       GME                             1,879        1,968
       GMLAAM                            634          523
       GMAP                              458          421
                                      ------       ------
         Total International           2,971        2,912
                                      ------       ------
             Total Worldwide           8,746        8,786
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  891          885
                 - Trucks              1,725        1,725
       Pontiac                           613          616
       GMC                               529          542
       Buick                             405          446
       Oldsmobile                        289          352
       Saturn                            272          233
       Cadillac                          189          179
       Other                              40           39
                                      ------       ------
         Total United States           4,953        5,017
       Canada and Mexico                 707          683
                                      ------       ------
         Total GM North America        5,660        5,700
                                      ------       ------
       GME                             1,855        1,970
       GMLAAM                            603          536
       GMAP                              473          468
                                      ------       ------
         Total International           2,931        2,974
                                      ------       ------
             Total Worldwide           8,591        8,674
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           28.6%        29.8%
         Trucks                         27.0%        27.8%
           Total                        27.8%        28.8%
       Total North America              27.5%        28.5%
       Total Europe                      9.3%         9.7%
       Latin America (4)                20.4%        19.9%
       Asia and Pacific                  3.7%         3.9%
             Total Worldwide            15.1%        15.6%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             27.3%        26.4%
       % Fleet Sales - Trucks           14.8%        13.2%
       Total vehicles                   21.2%        20.0%
     .....................................................
     Days Supply of Inventory - U.S.
       Cars                              116           93
       Trucks                            132           85
     .....................................................
     Capacity Utilization %
     U.S. and Canada (2-shift rated)    89.4%        91.1%
      ....................................................
     GMNA
       Net Price (%)                    (0.7%)       (0.3%)
      ....................................................

     See footnotes beginning on page 27.
                                                 continues

     HIGHLIGHTS - Year Ended Other Financial Information
     (Dollars in Millions)


                                          Year Ended
                                         December 31,
                                   ----------------------
                                      2000         1999
                                   ---------   ----------

     Automotive, Comm. Services, and
     Other Operations:
       Depreciation                   $4,368       $4,155
       Amortization of special tools   2,753        2,492
       Amortization of intangible
         assets                          308          226
                                       -----        -----
            Total                     $7,429       $6,873
                                       =====        =====
     ....................................................

     Worldwide Payrolls               $21,595     $21,827
     ....................................................

     (1) Adjusted amounts represent the reported amounts less the effects of special items.
     (2) Special items for 2000 are detailed on page 17.
     (3) Special items for 1999 are detailed on page 18.
     (4) Latin America excludes the Middle East and Africa.
     (5) The 1999 earnings per share and book value per share were adjusted to reflect the three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000.
     (6) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and excludes Hughes Series A Preferred Stock dividends payable to General Motors.

                             CONSOLIDATED STATEMENTS OF INCOME

                                              Three Months Ended December 31,
                                              -------------------------------
                                                 2000                 1999
                                                 ----                 ----
                                                (Dollars in Millions Except
                                                    Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Total net sales and revenues                  $46,341              $46,262
                                              -------               ------
Cost of sales and other expenses               36,776               36,447
Selling, general, and administrative expenses   6,648                5,884
Interest expense                                2,486                2,126
                                               ------               ------
  Total costs and expenses                     45,910               44,457
                                               ------               ------
Income from continuing operations
  before income taxes
  and minority interests                          431                1,805
Income tax expense                                245                  580
Equity income/(loss) and minority interests       (97)                 (80)
                                                -----                -----
Income from continuing operations                  89                1,145
Income (loss) from discontinued operations          -                    -
                                                -----                -----
  Net income                                       89                1,145
Dividends on preference stocks                    (27)                 (29)
                                                -----               ------
  Earnings attributable to common stocks          $62               $1,116
                                                   ==                =====

Basic earnings (losses) per share attributable to
  common stocks
$1-2/3 par value
  Continuing operations                        $(1.14)               $1.90
  Discontinued operations                           -                    -
                                               ------               ------
Earnings per share attributable
  to $1-2/3 par value                          $(1.14)               $1.90
                                               ======                 ====
Earnings per share attributable to Class H      $0.80               $(0.19)
                                                 ====                 ====

Earnings (losses) per share
  attributable to common
  stocks assuming dilution
$1-2/3 par value
  Continuing operations                        $(1.16)               $1.86
  Discontinued operations                           -                    -
                                               ------               ------
Earnings per share attributable
  to $1-2/3 par value                          $(1.16)               $1.86
                                                 ====                 ====
Earnings per share attributable to Class H      $0.76               $(0.19)
                                                 ====                 ====

                                                      Three Months Ended
                                                         December 31,
                                              --------------------------------
                                                 2000                 1999
                                                 ----                ----
                                                     (Dollars in Millions)

AUTOMOTIVE, COMMUNICATIONS SERVICES, AND OTHER OPERATIONS

Total net sales and revenues                  $39,960              $40,921
                                               ------               ------
Cost of sales and other expenses               34,895               34,707
Selling, general, and administrative expenses   4,942                4,676
                                               ------               ------
  Total costs and expenses                     39,837               39,383
                                               ------               ------
Interest expense                                  167                  231
Net expense from transactions with
  Financing and Insurance Operations              174                   63
                                               ------               ------
(Loss) Income from continuing
  operations before income
  taxes and minority interests                   (218)               1,244
Income tax expense                                 10                  368
Equity income/(loss) and minority interests       (92)                 (77)
                                                -----                -----
(Loss) income from continuing operations         (320)                 799
Income (loss) from discontinued operations          -                    -
                                                -----                -----
  Net (loss) income - Automotive, Communications
    Services, and Other Operations              $(320)                $799
                                                =====                  ===


                                                      Three Months Ended
                                                          December 31,
                                               --------------------------------
                                                 2000                 1999
                                                 ----                 ----
                                                     (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS

Total revenues                                 $6,381               $5,341
                                                -----                -----

Interest expense                                2,319                1,895
Depreciation and amortization expense           1,502                1,527
Operating and other expenses                    1,658                1,166
Provisions for financing and insurance losses     427                  255
                                                 ----                -----
  Total costs and expenses                      5,906                4,843
                                                -----                -----
Net income from transactions
  with Automotive,
  Communications Services,
  and Other Operations                           (174)                 (63)
                                                -----                 ----
Income before income taxes
  and minority interests                          649                  561
Income tax expense                                235                  212
Equity income/(loss) and minority interests        (5)                  (3)
                                                -----                 ----
  Net income - Financing and
    Insurance Operations                         $409                 $346
                                                  ===                  ===

                                                  Years Ended December 31,
                                             ---------------------------------
                                             2000          1999         1998
                                             ----          ----         ----
                                               (Dollars in Millions Except
                                                     Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Total net sales and revenues              $184,632      $176,558      $155,445
                                           -------       -------       -------
Cost of sales and other expenses           145,664       140,708       127,785
Selling, general, and administrative
  expenses                                  22,252        19,053        16,087
Interest expense                             9,552         7,750         6,629
                                           -------       -------       -------
  Total costs and expenses                 177,468       167,511       150,501
                                           -------       -------       -------
Income from continuing operations
  before income taxes
  and minority interests                     7,164         9,047         4,944
Income tax expense                           2,393         3,118         1,636
Equity income/(loss) and minority interests   (319)         (353)         (259)
                                            ------        ------       -------
Income from continuing operations            4,452         5,576         3,049
Income (loss) from discontinued operations       -           426           (93)
                                            ------        ------       -------
  Net income                                 4,452         6,002         2,956
Dividends on preference stocks                (110)          (80)          (63)
                                            ------       -------       -------
  Earnings attributable to common stocks    $4,342        $5,922        $2,893
                                             =====         =====         =====

Basic earnings (losses) per share
  attributable to common stocks
$1-2/3 par value
  Continuing operations                      $6.80         $8.70         $4.40
  Discontinued operations                        -          0.66         (0.14)
                                             -----          ----          ----
Earnings per share attributable
  to $1-2/3 par value                        $6.80         $9.36         $4.26
                                              ====          ====          ====
Earnings per share attributable to Class H   $0.56        $(0.26)        $0.23
                                              ====          ====          ====

Earnings (losses) per share
  attributable to common
  stocks assuming dilution
$1-2/3 par value
  Continuing operations                      $6.68         $8.53         $4.32
  Discontinued operations                        -          0.65         (0.14)
                                              ----          ----          ----
Earnings per share attributable
  to $1-2/3 par value                        $6.68         $9.18         $4.18
                                              ====          ====          ====
Earnings per share attributable to Class H   $0.55        $(0.26)        $0.23
                                              ====          ====          ====

                  CONSOLIDATED STATEMENTS OF INCOME - concluded

                                                  Years Ended December 31,
                                             ---------------------------------
                                             2000          1999         1998
                                             ----          ----         ----
                                                   (Dollars in Millions)

AUTOMOTIVE, COMMUNICATIONS SERVICES, AND OTHER OPERATIONS

Total net sales and revenues              $160,627      $156,107      $137,161
                                           -------       -------       -------
Cost of sales and other expenses           138,303       134,111       121,491
Selling, general, and administrative
  expenses                                  16,246        14,324        11,918
                                           -------       -------       -------
  Total costs and expenses                 154,549       148,435       133,409
                                           -------       -------       -------
Interest expense                               815           828           786
Net expense from transactions with
  Financing and Insurance Operations           682           308            82
                                            ------        ------       -------
Income from continuing
  operations before income
  taxes and minority interests               4,581         6,536         2,884
Income tax expense                           1,443         2,167         1,018
Equity income/(loss) and
  minority interests                          (299)         (327)         (239)
                                             -----         -----         -----
Income from continuing operations            2,839         4,042         1,627
Income (loss) from discontinued operations       -           426           (93)
                                             -----         -----         -----
  Net income - Automotive, Communications
    Services, and Other Operations          $2,839        $4,468        $1,534
                                             =====         =====         =====


                                                  Years Ended December 31,
                                             ---------------------------------
                                             2000          1999         1998
                                             ----          ----         ----
                                                   (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS

Total revenues                             $24,005       $20,451       $18,284
                                            ------        ------        ------

Interest expense                             8,737         6,922         5,843
Depreciation and amortization expense        5,982         5,445         4,920
Operating and other expenses                 5,805         4,595         4,067
Provisions for financing and
  insurance losses                           1,580         1,286         1,476
                                            ------        ------        ------
  Total costs and expenses                  22,104        18,248        16,306
                                            ------        ------        ------
Net income from transactions with
  Automotive, Communications Services,
  and Other Operations                        (682)         (308)          (82)
                                            ------        ------        ------
Income before income taxes
  and minority interests                     2,583         2,511         2,060
Income tax expense                             950           951           618
Equity income/(loss) and minority interests    (20)          (26)          (20)
                                            ------        ------        ------
  Net income - Financing and Insurance
    Operations                              $1,613        $1,534        $1,422
                                             =====         =====         =====

                           CONSOLIDATED BALANCE SHEETS
                                                               December 31,
GENERAL MOTORS CORPORATION AND SUBSIDIARIES                2000          1999
                                                           ----          ----
                        ASSETS                           (Dollars in Millions)

Automotive, Communications Services, and Other Operations
Cash and cash equivalents                                $9,119        $9,730
Marketable securities                                     1,161         1,698
                                                        -------       -------
  Total cash and marketable securities                   10,280        11,428
Accounts and notes receivable (less allowances)           5,835         5,093
Inventories (less allowances)                            10,945        10,638
Equipment on operating leases (less accumulated
  depreciation)                                           5,699         5,744
Deferred income taxes and other current assets            8,388         9,006
                                                        -------       -------
  Total current assets                                   41,147        41,909
Equity in net assets of nonconsolidated associates        3,410         1,711
Property - net                                           33,977        32,779
Intangible assets - net                                   7,622         8,527
Deferred income taxes                                    14,870        15,277
Other assets                                             32,243        25,358
                                                        -------       -------
  Total Automotive, Communications Services, and
    Other Operations assets                             133,269       125,561
Financing and Insurance Operations
Cash and cash equivalents                                 1,165           712
Investments in securities                                 9,595         9,110
Finance receivables - net                                92,415        80,627
Investment in leases and other receivables               36,752        36,407
Other assets                                             27,846        21,312
Net receivable from Automotive, Comm. Serv.,
  and Other Operations                                    1,971         1,001
                                                        -------       -------
  Total Financing and Insurance Operations assets       169,744       149,169
                                                        -------       -------
Total assets                                           $303,013      $274,730
                                                        =======       =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

Automotive, Communications Services, and Other Operations
Accounts payable (principally trade)                    $18,309       $17,254
Loans payable                                             2,208         1,991
Accrued expenses                                         33,252        32,854
Net payable to Financing and Insurance Operations         1,971         1,001
                                                         ------       -------
  Total current liabilities                              55,740        53,100
Long-term debt                                            7,410         7,415
Postretirement benefits other than pensions              34,306        34,166
Pensions                                                  3,480         3,339
Other liabilities and deferred income taxes              15,768        17,426
                                                        -------       -------
  Total Automotive, Communications Services,
    and Other Operations liabilities                    116,704       115,446
Financing and Insurance Operations
Accounts payable                                          8,169         4,262
Debt                                                    134,284       122,282
Other liabilities and deferred income taxes              12,922        11,282
                                                       --------      --------
  Total Financing and Insurance Operations liabilities  155,375       137,826
Minority interests                                          707           596
General Motors - obligated mandatorily redeemable
  preferred securities of subsidiary
  trusts holding solely junior subordinated
  debentures of General Motors
    Series D                                                  -            79
    Series G                                                139           139
Stockholders' equity
$1-2/3 par value common stock (issued, 548,148,622
  and 619,412,233 shares)                                   914         1,033
Class H common stock (issued, 875,286,559 and
  411,345,561 shares)                                        88            14
Capital surplus (principally additional
  paid-in capital)                                       21,020        13,794
Retained earnings                                        10,119         6,961
                                                         ------       -------
    Subtotal                                             32,141        21,802
Accumulated foreign currency translation adjustments     (2,589)       (2,033)
Net unrealized gains on securities                          581           996
Minimum pension liability adjustment                        (45)         (121)
                                                     ----------     ---------
    Accumulated other comprehensive loss                 (2,053)       (1,158)
                                                       --------      --------
      Total stockholders' equity                         30,088        20,644
                                                       --------      --------
Total liabilities and stockholders' equity             $303,013      $274,730
                                                        =======       =======



                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   For The Years Ended December 31,
                                      ------------------------------------------------------------------------------------------
                                                  2000                          1999                              1998
                                      ------------------------------------------------------------------------------------------
                                      Automotive,      Financing      Automotive,      Financing      Automotive,      Financing
                                      Comm.Serv.,         and         Comm.Serv.,        and          Comm.Serv.,         and
                                      and Other        Insurance      and Other        Insurance      and Other        Insurance
                                      -----------      ---------      -----------      ---------      -----------      ---------
Cash flows from operating activities                                    (Dollars in Millions)
Income from continuing operations        $2,839          $1,613         $4,042           $1,534         $1,627           $1,422
Adjustments to reconcile income
  from continuing operations to net
  cash provided by operating activities
   Depreciation and amortization
     expenses                             7,429           5,982          6,873            5,445          6,227            4,920
   Postretirement benefits
     other than pensions,
     net of payments and
     VEBA contributions                     772              27         (1,057)              21            157               31
   Pension expense, net of contributions    128               -           (808)               -            223                -
   Originations and purchases of
     mortgage loans                           -         (51,202)             -          (53,006)             -          (54,433)
   Proceeds on sales of mortgage loans        -          51,444              -           55,777              -           51,582
   Originations and purchases of
     mortgage securities                      -          (1,571)             -           (1,309)             -           (2,237)
   Proceeds on sales of mortgage
     securities                               -             994              -            1,545              -              849
   Change in other investments and
     miscellaneous assets                 1,154          (1,692)           522             (127)          (162)             932
   Change in other operating assets
     and liabilities                        724           3,257          7,523              (23)            90            1,468
   Other                                 (2,175)            780           (951)             944            581            1,066
                                         ------           -----         ------           ------          -----            -----
Net cash provided by operating
  activities                              10,871          9,632         16,144           10,801          8,743            5,600
                                         ------           -----         ------           ------          -----            -----

Cash flows from investing activities
Expenditures for property                (9,200)           (522)        (7,061)            (323)        (7,952)            (279)
Investments in marketable securities
  - acquisitions                         (2,520)        (24,599)        (4,149)         (21,257)       (13,010)         (21,152)
Investments in marketable securities
  - liquidations                          3,056          24,113          2,886           20,593         16,272           21,688
Mortgage servicing rights
  - acquisitions                              -          (1,096)             -           (1,424)             -           (1,862)
Mortgage servicing rights
  - liquidations                              -              12              -               35              -               80
Finance receivables - acquisitions            -        (214,666)             -         (186,379)             -         (155,613)
Finance receivables - liquidations            -         143,242              -          130,293              -          114,662
Proceeds from sales of finance
  receivables                                 -          58,369              -           48,178              -           27,681
Operating leases - acquisitions          (6,709)        (15,174)        (6,415)         (16,750)        (6,397)         (17,128)
Operating leases - liquidations           6,149           9,844          4,243            7,836          5,609            9,777
Investments in companies,
  net of cash acquired                   (4,302)         (2,077)        (2,706)          (2,402)          (971)            (173)
Net investing activity with Financing
  and Insurance Operations               (1,069)              -             75                -            338                -
Other                                     3,282              94           (924)             732           (889)            (242)
                                         ------          ------        -------           ------         ------          -------
Net cash used in investing
  activities                            (11,313)        (22,460)       (14,051)         (20,868)        (7,000)         (22,561)
                                         ------          ------         ------           ------          -----          -------

Cash flows from financing activities
Net increase (decrease) in
  loans payable                             142           6,970            140           (2,500)           (94)           8,280
Long-term debt - borrowings               5,279          22,414          9,090           26,471          2,937           21,098
Long-term debt - repayments              (6,196)        (16,196)        (8,281)         (13,078)        (1,492)         (11,377)
Net financing activity with Automotive,
  Communications  Services, and
  Other Operations                            -           1,069              -              (75)             -             (338)
Repurchases of common and
  preference stocks                      (1,613)              -         (3,870)               -         (3,089)               -
Proceeds from issuing common and
  preference stocks                       2,792               -          2,090                -            343                -
Cash dividends paid to stockholders      (1,294)              -         (1,367)               -         (1,388)               -
                                          -----          ------          -----           ------          -----           ------
Net cash (used in) provided by
  financing activities                     (890)         14,257         (2,198)          10,818         (2,783)          17,663
                                            ---          ------          -----           ------          -----           ------

Effect of exchange rate changes on
  cash and cash equivalents                (249)             (6)          (206)               -            315                2
Net transactions with Automotive
  /Financing Operations                     970            (970)           185             (185)         1,135           (1,135)
                                            ---             ---            ---             ----          -----            -----
Net cash (used in) provided by
  continuing operations                    (611)            453           (126)             566            410             (431)
Net cash provided by (used in)
  discontinued  operations                    -               -            128                -           (378)               -
                                            ---             ---            ---             ----            ---            -----
Net increase (decrease) in cash
  and cash equivalents                     (611)            453              2              566             32             (431)
Cash and cash equivalents at
  beginning of the year                   9,730             712          9,728              146          9,696              577
                                          -----           -----          -----              ---          -----              ---
Cash and cash equivalents at
  end of the year                        $9,119          $1,165         $9,730             $712         $9,728             $146
                                          =====           =====          =====              ===          =====              ===



                                  * * * * * * *

                        HUGHES Reports 21-Percent Revenue
                          Growth In Fourth Quarter 2000

         A Record 1 Million Gross New U.S. Customers Purchase DIRECTV(R)
                           Systems During the Quarter

      El Segundo, Calif., January 16, 2001 -- HUGHES Electronics Corporation, the world's leading provider of digital television entertainment, satellite services and satellite-based private business networks, today reported fourth quarter 2000 revenues increased 21.3% to $2,059.0 million, compared with $1,698.0 million in the fourth quarter of 1999. EBITDA(1) for the quarter increased to $153.8 million and EBITDA margin(1) was 7.5%, compared to an EBITDA loss of $173.0 million in the fourth quarter of 1999.

      "Our growth continues to be driven by unprecedented demand for the DIRECTV service in both the United States and Latin America," said Michael T. Smith, HUGHES chairman and chief executive officer. "In fact, on a gross basis, more than 1 million new customers bought DIRECTV systems in the United States during the quarter--a clear indication that demand for DIRECTV continues to be strong."

      As a result of this continued strong demand, DIRECTV added a record 527,000 net subscribers in the United States in the quarter. In addition, DIRECTV ended the quarter with a unique backlog--supplementary to the company's normal pending accounts--of more than 110,000 customers who purchased DIRECTV systems and scheduled a professional installation. Installation capacity was impeded by the worst weather in years for many parts of the country and the record demand for multi-receiver DIRECTV systems, which require significantly more time for installation.

      "With the addition of over 3.4 million gross subscribers in 2000, DIRECTV achieved its strongest annual growth in history," Smith continued. "And this year, we will continue to fuel growth with new product introductions, including DIRECTV with UltimateTV, the DIRECTV/AOLTV receiver, DIRECTV BROADBAND Powered by DirecPC and a bundled DIRECTV/Telocity high-speed Internet DSL offering. We will be the only provider in the country to offer these combination television/Internet services, and we are confident they will resonate with consumers and add to our ability to retain customers."

      EBITDA for the quarter increased to $153.8 million and EBITDA margin was 7.5%, compared to an EBITDA loss of $173.0 million in the fourth quarter of 1999. The 1999 EBITDA loss included a one-time fourth quarter pre-tax charge of $272 million related to the discontinuation of certain narrowband wireless businesses at HUGHES Network Systems (HNS). Excluding the wireless charge, EBITDA increased 55.4% from $99.0 million in the fourth quarter of 1999. This increase was principally due to one-time favorable adjustments to corporate expenditures primarily related to pension and other employee costs, and higher EBITDA at DIRECTV U.S. generated principally from its larger subscriber base. These were partially offset by increased investments in new businesses such as Hughes Network Systems's DirecPC(R) business and PanAmSat's Net-36(TM) broadband Internet initiative.

      HUGHES had fourth quarter 2000 earnings(2) of $1,058.8 million, compared to a loss(2) of $226.7 million in the same period for 1999. The increase was primarily due to a one-time fourth quarter 2000 after-tax gain of $1,132.3 million related to the sale of HUGHES' satellite manufacturing businesses and the aforementioned increases in EBITDA. These were partially offset by increased depreciation and amortization expense resulting from the mid-1999 United States Satellite Broadcasting (USSB) and Primestar transactions, and the expanded PanAmSat satellite fleet, as well as lower equity losses related to the discontinuation of the DIRECTV Japan business.

                         Full-Year 2000 Financial review

      Year-end 2000 revenues increased 31.1% to $7,287.6 million, compared to $5,560.3 million in 1999. This increase was primarily due to continued record subscriber growth at DIRECTV in the United States and Latin America, additional revenues resulting from the USSB and Primestar transactions, and higher outright sales and sales-type leases of transponders at PanAmSat.

      EBITDA for the year more than doubled to $594.0 million and EBITDA margin was 8.2%, compared to EBITDA of $264.4 million and EBITDA margin of 4.8% in 1999. The increase in EBITDA was primarily attributable to the 1999 wireless charge. Excluding the charge, EBITDA increased 10.7% from $536.4 million in 1999. This increase was primarily due to lower corporate expenses primarily related to pension and other employee costs, and higher outright sales and sales-type leases of transponders at PanAmSat. These were partially offset by increased investments in DirecPC and Spaceway(TM), and higher marketing expenses associated with the record subscriber growth at DIRECTV Latin America.

      Earnings(2) for 2000 totaled $829.9 million, compared to a loss(2) of $270.3 million in 1999. The increase was primarily due to the $1,132.3 million after-tax gain resulting from the sale of HUGHES' satellite manufacturing businesses and the previously discussed increase in EBITDA. These gains were partially offset by increased depreciation and amortization resulting from the mid-1999 USSB and Primestar transactions and the expanded PanAmSat satellite fleet, and higher net interest expense. Additionally, in the first quarter of 2000, Hughes booked a one-time pre-tax charge of $171 million (reported in "Other, net") related to its agreement with SkyPerfecTV! and the discontinuation of the DIRECTV Japan business. The after-tax impact of this charge was a loss of $13 million, which includes the tax benefits associated with the write-off of Hughes' historical investments in DIRECTV Japan.

                            Segment Financial Review
                               Fourth Quarter 2000

                            Direct-To-Home Broadcast

      Fourth quarter revenues for the segment increased 25.3% to $1,520.5 million from $1,213.6 million in the fourth quarter of 1999. The segment had EBITDA of $16.4 million compared with negative EBITDA of $23.6 million in the fourth quarter of 1999.

      United States: DIRECTV reported that quarterly revenues grew 23% to $1,351 million, compared with revenues of $1,100 million in the fourth quarter of 1999. The increase was principally due to the continued strong subscriber growth.

      DIRECTV added a record 527,000 net subscribers to its DIRECTV service in the quarter versus 515,000 net subscribers added in the fourth quarter of 1999. In the fourth quarter 2000, DIRECTV also had a backlog of more than 110,000 additional customers who purchased DIRECTV equipment and scheduled a professional installation through the DIRECTV Home Services Network. This backlog was in addition to DIRECTV's normal pending accounts. The unusually large backlog resulted from severe winter storms in many parts of the country and the particularly strong demand for DIRECTV systems with two or more set-top boxes, which require significantly more time for installation.

      For the full-year, DIRECTV had its best year ever with 1,834,000 net high-power subscriber additions in 2000, a 14% improvement over the 1,606,000 net subscribers added in 1999. As of December 31, 2000, DIRECTV had a total of
9.5 million subscribers in the United States.

      EBITDA for the fourth quarter of 2000 more than doubled to $59 million, compared to EBITDA of $27 million in the previous year's fourth quarter. This improvement resulted from the higher EBITDA attained from the larger subscriber base, which more than offset the higher marketing costs associated with the record subscriber growth in the quarter.

      Latin America: DIRECTV Latin America generated $169 million in revenues for the quarter, up 66% over the $102 million reported in the fourth quarter of 1999. This increase was due to continued strong subscriber growth.

      DIRECTV Latin America added a record 168,000 net subscribers in the fourth quarter of 2000, a 24% increase over the 136,000 acquired in the same period last year. In 2000--DIRECTV's best year ever in Latin America--the service added 501,000 net subscribers (57% greater than 1999), bringing the total number of subscribers in Latin America to 1,305,000 as of December 31, 2000.

      DIRECTV Latin America had an EBITDA loss of $43 million compared to a similar EBITDA loss of $42 million for the same period in 1999. The minimal change was primarily a result of the fact that the higher marketing costs associated with the record subscriber growth were mostly offset by the increased EBITDA generated by the larger subscriber base.

                               Satellite Services

      PanAmSat, which is 81% owned by HUGHES, generated fourth quarter 2000 revenues of $202.9 million compared with $206.0 million in the prior year's period. This decline is mostly due to customer conversions from operating lease agreements to new sales-type lease agreements in 2000.

      PanAmSat's fourth quarter 2000 EBITDA was $136.1 million compared to $152.9 million in last year's fourth quarter. EBITDA margin in the fourth quarter of 2000 was 67.1% compared to 74.2% in the same period last year. The decrease in EBITDA and EBITDA margin was primarily due to an increase in direct operating and selling, general and administrative (SG&A) costs resulting from the company's continued fleet expansion, and increased investment in the new NET-36 broadband Internet initiative.

      As of December 31, 2000, PanAmSat had contracts for satellite services representing future payments (backlog) of approximately $6.0 billion compared to approximately $5.8 billion in the third quarter of 2000. The increase was due primarily to new contracts with the MultiChoice direct-to-home platform in Southern Africa, HNS's DirecPC business, Digital Choice and the Lifetime Cable Network.

                                 Network Systems

      Hughes Network Systems' (HNS) fourth quarter 2000 revenues were $389.5 million, compared to $386.5 million in the same period last year.

      HNS had a fourth quarter 2000 EBITDA loss of $34.3 million, compared to an EBITDA loss of $237.2 million in the fourth quarter of 1999. The change was largely due to the effects of the $272 million fourth quarter of 1999 charge related to the discontinuation of certain HNS wireless businesses. Excluding this charge, HNS had EBITDA of $34.8 million in the fourth quarter of 1999. This decline in EBITDA is primarily attributable to the elimination of DIRECTV equipment subsidies from DIRECTV and increased investment in DirecPC.

      HNS ended 2000 with a backlog of more than $500 million in its Enterprise business, an increase of 24% over 1999. This increase was due primarily to the addition of contracts with customers including Albertsons, Jack in the Box, BP Amoco Pipeline, Donato's and Outback Steakhouse.

      In its Consumer businesses, HNS shipped 680,000 DIRECTV receiver systems in the fourth quarter of 2000, bringing its total number of receivers shipped to more than 6 million. In the fourth quarter of 1999, HNS shipped 715,000 DIRECTV receiver systems. This decline was due to the completion of the Primestar conversion process in the third quarter 2000. Also in the fourth quarter of 2000, DirecPC launched the AOL Plus Powered By DirecPC service, signed "Powered By" distribution agreements with Earthlink and DIRECTV, and began delivering its two-way via satellite Internet access equipment. As of December 31, 2000, DirecPC served more than 50,000 consumers in the United States.

                                  BALANCE SHEET

      From December 31, 1999 to December 31, 2000, the Company's consolidated cash balance increased $1,269.9 million to $1,508.1 million and total debt decreased $824.8 million to $1,316.6 million. The changes were principally due to the receipt of approximately $3.1 billion in after-tax proceeds from the sale of HUGHES' satellite manufacturing businesses to The Boeing Company partially offset by cash requirements for the year related to capital expenditures for property, plant, equipment and satellites, and reduction of corporate debt.

      HUGHES Electronics Corporation is a unit of General Motors Corporation. The earnings of HUGHES are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).

      A live webcast of HUGHES' fourth quarter 2000 earnings call will be available at the company's website at www.HUGHES.com. The call will begin at 2:00 p.m. ET, today. Investors are advised to allow 15 minutes prior to the call to register and download any necessary software. Following the completion of the call, the webcast will be archived on the Investor Relations portion of the HUGHES website for at least one week. Hughes invites reporters to participate in a listen-only mode on its fourth quarter 2000 analyst call at 2 p.m. ET Tuesday, January 16, 2001. The dial-in number is 719-457-2634 and the confirmation code is 585273.

      NOTE: HUGHES Electronics Corporation believes that some of the foregoing statements may constitute forward-looking statements. When used in this report, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify such forward-looking statements and information. Important factors that may cause actual results of HUGHES to differ materially from the forward-looking statements in this report are set forth in the Form 10-Ks filed with the SEC by GM and HUGHES.

---------------------
(1) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
(2) Equals reported Net Income (Loss) excluding the effects of purchase accounting adjustments related to General Motors' acquisition of HUGHES in 1985.



                                       ###




































                                     - 37 -


STATEMENT OF OPERATIONS AND
AVAILABLE SEPARATE CONSOLIDATED NET INCOME (LOSS)
(Dollars in Millions)
(Unaudited)
                                                    Three Months
                                                        Ended               Year
                                                     December 31,     Ended December 31,
                                                   -----------------  -------------------
                                                    2000      1999     2000       1999
-----------------------------------------------------------------------------------------
Revenues
Direct broadcast, leasing and other services      $1,738.9 $1,403.8  $6,262.2   $4,550.8
Product sales                                        320.1    294.2   1,025.4    1,009.5
-----------------------------------------------------------------------------------------
Total Revenues                                     2,059.0  1,698.0   7,287.6    5,560.3
-----------------------------------------------------------------------------------------
Operating Costs and Expenses
Broadcast programming and other costs                776.9    664.6   2,812.8    2,039.0
Cost of products sold                                251.1    349.8     815.1      961.6
Selling, general and administrative expenses         877.2    856.6   3,065.7    2,295.3
Depreciation and amortization                        275.0    198.8     948.1      678.9
-----------------------------------------------------------------------------------------
Total Operating Costs and Expenses                 2,180.2  2,069.8   7,641.7    5,974.8
-----------------------------------------------------------------------------------------

Operating Loss                                      (121.2)  (371.8)   (354.1)    (414.5)

Interest income                                       34.0      6.2      49.3       27.0
Interest expense                                     (49.0)   (51.7)   (218.2)    (122.7)
Other, net                                             1.8    (53.5)   (292.6)    (149.8)
-----------------------------------------------------------------------------------------
Loss From Continuing Operations
  Before Income Taxes
  and Minority Interests                            (134.4)  (470.8)   (815.6)    (660.0)

Income tax benefit                                   (51.7)  (177.2)   (406.1)    (236.9)
Minority interests in net losses
  of subsidiaries                                     22.4      9.9      54.1       32.0
-----------------------------------------------------------------------------------------

Loss from continuing operations                      (60.3)  (283.7)   (355.4)    (391.1)

Income (Loss) from discontinued operations,
  net of taxes                                       (14.2)    51.9      36.1       99.8
Gain on sale of discontinued operations,
  net of taxes                                     1,132.3        -   1,132.3          -
-----------------------------------------------------------------------------------------

Net Income (Loss)                                  1,057.8   (231.8)    813.0     (291.3)

Adjustments to exclude the effect of GM purchase
  accounting adjustments                               1.0      5.1      16.9       21.0
-----------------------------------------------------------------------------------------

Earnings (Loss) Excluding the Effect of GM
  Purchase Accounting Adjustments                  1,058.8   (226.7)    829.9     (270.3)

Preferred stock dividends                            (24.1)   (24.6)    (97.0)     (50.9)
-----------------------------------------------------------------------------------------

Earnings (Loss) Used for Computation of Available
  Separate Consolidated Net Income (Loss)         $1,034.7  $(251.3)   $732.9    $(321.2)
=========================================================================================

Available Separate Consolidated Net Income (Loss)
Average number of shares of General Motors Class H
  Common Stock outstanding (in millions)
  (Numerator)                                        874.9    408.9     681.2      374.1
Average Class H dividend base (in millions)
  (Denominator)                                    1,298.7  1,290.3   1,297.0    1,255.5
Available Separate Consolidated Net Income (Loss)   $697.1   $(79.6)   $384.9     $(95.7)
=========================================================================================
Certain  1999  amounts  have  been   reclassified   to  conform  with  the  2000
presentation.


BALANCE SHEET
(Dollars in Millions)                             December 31,
                                                      2000        December 31,
ASSETS                                            (Unaudited)         1999
-------------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                           $1,508.1          $238.2
Accounts and notes receivable                        1,253.0           960.9
Contracts in process                                   186.0           155.8
Inventories                                            338.0           236.1
Net assets of discontinued operations                      -         1,224.6
Deferred income taxes                                   89.9           254.3
Prepaid expenses and other                             778.7           788.1
-------------------------------------------------------------------------------
Total Current Assets                                 4,153.7         3,858.0
Satellites, net                                      4,230.0         3,907.3
Property, net                                        1,707.8         1,223.0
Net Investment in Sales-type Leases                    221.1           146.1
Intangible Assets, net                               7,151.3         7,406.0
Investments and Other Assets                         1,815.4         2,056.6
-------------------------------------------------------------------------------

Total Assets                                       $19,279.3       $18,597.0
===============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
-------------------------------------------------------------------------------
Current Liabilities
Accounts payable                                    $1,224.2        $1,062.2
Deferred revenues                                      137.6           130.5
Short-term borrowings and current portion of            24.6           555.4
Accrued liabilities and other                        1,304.5           894.0
-------------------------------------------------------------------------------

Total Current Liabilities                            2,690.9         2,642.1
Long-Term Debt                                       1,292.0         1,586.0
Other Liabilities and Deferred Credits               1,647.3         1,454.2
Deferred Income Taxes                                  769.3           689.1
Commitments and Contingencies
Minority Interests                                     553.7           544.3
Stockholder's Equity                                12,326.1        11,681.3
-------------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity         $19,279.3       $18,597.0
===============================================================================

Holders of GM Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of Hughes).



    SELECTED SEGMENT DATA
    (Dollars in Millions)
    (Unaudited)

                                       Three Months Ended                  Year
                                          December 31,              Ended December 31,
                                       ---------------------        --------------------
                                        2000         1999            2000        1999
    ------------------------------------------------------------------------------------
    DIRECT-TO-HOME BROADCAST
    Total Revenues                   $ 1,520.5    $ 1,213.6      $ 5,238.0    $ 3,785.0
    EBITDA (1)                       $    16.4    $   (23.6)      $  (24.5)   $    22.4
    Operating Loss                   $  (147.0)   $  (131.4)      $ (557.9)   $  (289.6)
    Depreciation and Amortization    $   163.4    $   107.8       $  533.4    $   312.0
    Capital Expenditures (2)         $   264.4    $   263.5       $  913.5    $   516.9

    ------------------------------------------------------------------------------------
    SATELLITE SERVICES
    Total Revenues                   $   202.9    $   206.0      $ 1,023.6    $   810.6
    EBITDA (1)                       $   136.1    $   152.9       $  694.0    $   618.8
    EBITDA Margin (1)                     67.1%        74.2%          67.8%        76.3%
    Operating Profit                 $    37.5    $    79.4       $  356.6    $   338.3
    Operating Profit Margin               18.5%        38.5%          34.8%        41.7%
    Depreciation and Amortization    $    98.6    $    73.5       $  337.4    $   280.5
    Capital Expenditures (3)         $   131.9    $   133.4       $  449.5    $   956.4

    ------------------------------------------------------------------------------------
    NETWORK SYSTEMS
    Total Revenues                   $   389.5    $   386.5      $ 1,409.8    $ 1,384.7
    EBITDA (1)                       $   (34.3)   $  (237.2)      $    0.1    $  (156.7)
    Operating Loss                   $   (48.1)   $  (257.2)      $  (63.5)   $  (234.1)
    Depreciation and Amortization    $    13.8    $    20.0       $   63.6    $    77.4
    Capital Expenditures (4)         $   128.5    $    63.8       $  369.5    $   175.0

    ------------------------------------------------------------------------------------
    ELIMINATIONS and OTHER
    Total Revenues                   $   (53.9)   $  (108.1)      $ (383.8)   $  (420.0)
    EBITDA (1)                       $    35.6    $   (65.1)      $  (75.6)   $  (220.1)
    Operating Profit (Loss)          $    36.4    $   (62.6)      $  (89.3)   $  (229.1)
    Depreciation and Amortization    $    (0.8)   $    (2.5)      $   13.7    $     9.0
    Capital Expenditures             $   (14.1)   $    59.2       $  (16.4)   $    17.0

    ------------------------------------------------------------------------------------
    TOTAL
    Total Revenues                   $ 2,059.0    $ 1,698.0       $ 7,287.6   $ 5,560.3
    EBITDA (1)                       $   153.8    $  (173.0)      $  594.0    $   264.4
    EBITDA Margin (1)                      7.5%         N/A            8.2%         4.8%
    Operating Loss                   $  (121.2)   $  (371.8)      $ (354.1)   $  (414.5)
    Depreciation and Amortization    $   275.0    $   198.8       $  948.1    $   678.9
    Capital Expenditures             $   510.7    $   519.9       $ 1,716.1   $ 1,665.3

    ====================================================================================
    Certain  1999  amounts  have  been  reclassified  to  conform  with the 2000 presentation.

    (1)EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization.
       EBITDA margin is calculated by dividing EBITDA by total revenues.
    (2)Includes expenditures related to satellites amounting to $35.0 million, $46.9 million, $108.2 million and $136.0 million, respectively.
    (3)Includes expenditures related to satellites amounting to $105.6 million, $124.0 million, $364.4 million and $532.8 million, respectively. Also included in the 1999 amount is $369.5 million, related to the early buy-out of satellite sale-leasebacks.
    (4)Includes expenditures related to satellites amounting to $99.8 million, $44.9 million, $293.0 million and $119.8 million, respectively.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibit

      Exhibit 3(ii) The By-Laws of General Motors Corporation, were amended on October 3, 2000, reflecting amendments to the first sentence of the second paragraph of Section 3.1 of Article III; adding a sentence after the final sentence of the second paragraph of Section 3.1 of Article III; amending the beginning of the first sentence of Section 3.2 of Article III, and amending the last sentence of Section 3.2 of Article III as described below: These changes supersede the amendments to the By-Laws that were filed on October 12, 2000, also dated October 3, 2000.

      Section                       Amendment
      -------                       ---------

      3.1 Committees of the
      Board of Directors.
      Paragraph 2,
      First sentence                The  standing  committees  of  the
                                         --------
                                    board  shall  include the  investment  funds
                                    committee,    the   audit   committee,   the
                                    executive compensation committee, the public
                                    policy committee,  the committee on director
                                    affairs, and the capital stock committee.
                                                 ---------------------------


      3.1 Committees of the
      Board of Directors.
      Paragraph 2, Final
      sentence added                The board of directors may establish by
                                    resolution, adopted by a majority of the whole board, an administrative committee with the authority and responsibility to act on behalf of the board with regard to matters submitted to the board that, pursuant to any statement of delegation of authority adopted by the board from time to time, do not constitute issues within the sole jurisdiction of the board or any committee thereof and are not otherwise significant.

      3.2 Election and Vacancies.
      First sentence                The members  and  chairmen of each
                                    committee  described  in Section 3.4 through
                                    --------------------------------------------
                                    3.9 below  shall be elected  annually by the
                                    ---------
                                    board of directors at its first meeting after each annual meeting of stockholders or at any other time the board of directors shall determine.

      3.2 Election and Vacancies.
      Final sentence                No officer or other employee of the
                                    corporation   shall  be  a  member   of  any
                                    committee of the board  described in Section
                                                            --------------------
                                    3.5 through 3.9 below.
                                    ---------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    January 17, 2001
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)